EXHIBIT 10.1

2009 INTERNATIONAL BANCSHARES CORPORATION

LONG-TERM RESTRICTED STOCK UNIT PLAN

Article 1.

Establishment, Purpose, and Duration

1.1          Establishment of the Plan. On December 18, 2009, the Board of Directors of International Bancshares Corporation adopted this long-term restricted stock unit plan known as the “2009 International Bancshares Corporation Long-Term Restricted Stock Unit Plan” (hereinafter referred to as the “Plan”).  Under the Plan, no transfers of, or transaction in, the Stock of the Company are involved.

1.2          Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its shareholders by providing incentives to officers, employees, consultants and advisors of the Company and its Subsidiaries to make the maximum contribution to the profitable development of the Company and any Subsidiaries through the grant of Restricted Stock Units under the terms set forth herein.  The Company seeks to motivate, attract, and retain the services of present officers, employees, consultants and advisors whose judgment, initiative, leadership, and continued special effort will contribute to the success of the Company and its Subsidiaries.

Article 2.

Definitions and Construction

2.1          Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)           “Award” means a Restricted Stock Unit Award granted under the Plan.

(b)           “Award Agreement” means the written agreement between the Company and the Participant by which an Award shall be evidenced, including any amendment or modification thereof.

(c)           “Beneficiary” means the person or persons who are to receive upon a Participant’s death the distributions that otherwise would have been paid to the Participant.

(d)           “Board” or “Board of Directors” means the Board of Directors of the Company.

(e)           “Change in Control” means the occurrence of any change in the ownership of the Company as defined in Treasury Regulation 1.409A-3(i)(5).

(f)            “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, provided that any specific reference herein to a particular section of the Code will, to the extent applicable, refer to the corresponding section or provision of any such successor statute.

(g)           “Committee” means a committee of the Board appointed by the Board from time to time consisting of at least two (2) members of the Board, each of whom is both a Non-Employee Director and an Outside Director.

(h)           “Company” means INTERNATIONAL BANCSHARES CORPORATION, a Texas corporation, which is an eligible issuer of service recipient stock as defined under Treasury Regulation 1.409A-1(b)(5)(iii)(E).

(i)            “Disability” or “Disabled” means totally and permanently disabled as from time to time defined under the long-term disability plan of the Company or a Subsidiary applicable to Participant, or in the case where there is no applicable plan, permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor Section); provided, however, that to the extent an amount payable under this Plan which constitutes deferred compensation subject to Section 409A the Code would become payable upon Disability, “Disability” for purposes of such payment shall not be deemed to have occurred unless the disability also satisfies the requirements of Treasury Regulation 1.409A-3.

(j)            “Effective Date” means the date as defined in Article 12 hereof.

(k)           “Eligible Person” means any officer, employee, consultant or advisor of the Company or any Subsidiary, as may be designated from time to time by the Committee as eligible to receive a Restricted Stock Unit subject to the conditions set forth herein.

(l)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(m)          “Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Stock on the applicable date, (i) as reported by the national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market, Inc. or (ii) if not traded on any such national securities exchange or The Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Stock is listed or traded. If the Stock is not readily traded on a national securities exchange, The Nasdaq Stock Market, Inc. or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

(n)           “Non-Employee Director” means as defined in Rule 16b-3 promulgated under the Exchange Act.

(o)           “Outside Director” means given to it in the Regulations promulgated under Section 162(m) of the Code, as may be amended from time to time.

(p)           “Participant” means an Eligible Person who has been granted a Restricted Stock Unit hereunder.

(q)           “Plan” means this 2009 International Bancshares Corporation Long-Term Restricted Stock Unit Plan, as herein described and as hereafter from time to time amended.

(r)            “Restricted Stock Unit” means a phantom (notional) unit granted under the Plan to receive an amount in cash, subject to the terms of the Plan and the applicable Award Agreement.

(s)           “Stock” or “Shares” means the common stock, par value $1.00 per share, issued by the Company.

(t)            “Subsidiary” means any subsidiary corporation, as defined in Section 424(f) of the Code, to which the Committee has determined to extend the application of this Plan.

(u)           “Treasury Regulation” means the regulations promulgated under the Code.

2.2          Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Article 3.

Administration

3.1          Authority of the Committee.

(a)                                  The Plan and all Award Agreements shall be administered, and all grants of Restricted Stock Units under this Plan shall be granted, by the Committee. The Committee shall have full authority and absolute sole discretion:

(i)            To determine, consistent with the provisions of this Plan, which of the Eligible Persons shall be granted Restricted Stock Units under the Plan;

(ii)           To determine the form, terms, conditions, and amount of Restricted Stock Units and the Award Agreements;

(iii)          To determine the timing of when Restricted Stock Units are to be granted and any conditions which must be satisfied before an Award is made;

(iv)          To determine the period over which the Restricted Stock Units shall vest;

(v)           To determine the terms of each Award Agreement and any amendments or modifications thereof, which need not be identical;

(vi)          To establish objectives and conditions for earning Restricted Stock Units and whether the conditions for earning Restricted Stock Units have been met and whether an Award will be paid;

(vii)         To determine the guidelines and/or procedures for the payment of Restricted Stock Units;

(viii)        To modify and amend outstanding Award Agreements unilaterally in any manner;

(ix)          To construe and interpret this Plan and the Award Agreements;

(x)           To make adjustments in the performance goals that may be required for any Award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles;

(xi)           To make all other determinations and take all other actions deemed necessary or advisable for the proper administration of this Plan; and

(xii)          To adopt, alter, and repeal such rules, regulations, agreements, guidelines, and practices for administration of this Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of this Plan and any Award (including related Award Agreements); to make all determinations it deems advisable for the administration of this Plan; to decide all disputes arising in connection with this Plan; and to otherwise supervise the administration of this Plan.

(b)                                The decision and determinations of the Committee as to all questions of interpretation and application of the Plan and the Award Agreements shall be final, binding and conclusive on all persons.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency.

3.2          Advisors to Committee.  The Committee may designate employees of the Company and its Subsidiaries and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees of the Company to execute agreements or other documents on behalf of the Committee in connection with the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

3.3          Participants. In order to conform with the provisions of local laws and regulations, the Committee shall have the sole discretion to (i) determine which Subsidiaries shall be covered by the Plan; (ii) modify the terms and conditions of the Awards granted under the Plan to Eligible Persons located in other states or jurisdictions; (iii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iv) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.  Notwithstanding the above, the Committee may not take any actions hereunder, and no Restricted Stock Units shall be granted, that would violate applicable law.

3.4          Adjustments in Authorized Shares and Limitations.  In the event that the outstanding shares of Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation or other entity by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made to the number and kind of Shares subject to outstanding Awards and other value determinations applicable to outstanding Awards in order to prevent dilution or enlargement of Participants’ rights under the Plan.  Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive on all persons.  Except as expressly provided herein, no issuance by the Company of shares of Stock of any class, or securities convertible into shares of Stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of Stock subject to a Restricted Stock Unit.

Article 4.

Restricted Stock Units

4.1          Participation and Grant of Award. Subject to the terms and conditions of the Plan, a grant of a Restricted Stock Unit under this Plan may be made by the Committee to any Eligible Person.  In determining the eligibility of an individual to be granted an Award, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its Subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its Subsidiaries, and such other factors as the Committee may deem relevant.

4.2          Grants and Agreement.  Each grant of a Restricted Stock Unit under this Plan shall be evidenced by a written Award Agreement dated as of the date of the grant and executed by the Company and the Participant.  The rights of a grantee in and to an Award shall become effective only upon execution and delivery by the Company of the Award Agreement.  Such Award Agreement shall set forth the terms and conditions of such Award, as may be determined by the Committee consistent with this Plan and need not be the same in all cases.  As soon as practicable after a determination is made by the Committee to grant an Award to an Eligible Person, the appropriate officer or officers of the Company shall give notice (written or oral) to such effect to each such Eligible Person, which notice shall be accompanied by a copy or copies of the Award Agreement to be executed by such Eligible Person and the Company.  If the Plan and an Award Agreement are inconsistent, the provisions of the Award Agreement will control the terms of the Award.  Such terms and conditions of the Plan are incorporated into and made part of the Award Agreement by reference.  Interpretations of the Plan and the Award Agreement by the Committee are binding on the Participant and the Company.

4.3          Transferability. Except as specifically provided by a duly executed Award Agreement or unless approved by the Committee, an Award granted hereunder or the rights thereunder may not be sold, sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether voluntarily, involuntarily or by operation of law, including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession) or be subject to execution, attachment or similar process; provided, however, that the Committee may approve a transfer of a Restricted Stock Unit relating to a beneficiary designation or may provide for a transfer by will or the laws of descent and distribution.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Award, such Award and all rights thereunder shall immediately become null and void.

4.4          Vesting.  The Award Agreement shall specify the date or dates on which the Restricted Stock Units subject to such Award Agreement shall vest and the date or dates on which the Participant may receive a distribution related to such Award.

4.5          Other Restrictions. The Committee shall impose such other restrictions on any Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including, but not limited to, attainment of performance goals.

4.6          Distribution of Account.  Payment of each Restricted Stock Unit will be made in cash pursuant to the terms of the Award Agreement.

Article 5.

Plan Accounts; Unfunded Plan

5.1          Accounts.  The Company shall establish on its books a plan account for each Participant, and the Restricted Stock Units awarded under an Award Agreement shall be credited to his plan account in accordance with the terms of the Award Agreement.

5.2          Unfunded Plan.  The Company’s obligations under this Plan and any Award Agreement shall not be funded or secured in any manner or at any time (including in connection with the change of the financial health of the Company), and no person or entity shall be required or permitted to establish any special or separate fund or to make any other segregation of funds or assets to insure the payment of any Awards as to the claims of general creditors of the Company.  Assets may not be set aside for the payment of any Awards in a trust or other arrangement that is located outside the United States.

Article 6.

Forfeiture

6.1          Termination of Employment or Service Other Than Due to Death, Disability or Change in Control. Except as otherwise provided in the terms of the applicable Award Agreement, if the employment or service of a Participant shall terminate for any reason other than death, Disability or Change in Control, which provide for immediate vesting, all non-vested Restricted Stock Unit Awards shall be automatically forfeited.

Article 7.

Beneficiary Designation

7.1          Beneficiary Designation.  Each Participant under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing or electronically with the Committee during his lifetime. In the absence of any such designation or if all designated Beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 8.

Rights of Participants

8.1          Employment or Service. Nothing in the Plan or any Award shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or to so serve the Company or any of its Subsidiaries.

8.2          Participation. No Eligible Person shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

8.3          No Implied Rights. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or Award or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan or Award, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.

8.4          No Right to Company Assets. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company or the applicable Subsidiary. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or any of its Subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Company or any of its Subsidiaries that the assets of the Company or the applicable Subsidiary shall be sufficient to pay any benefit to any person.

8.5          Other Restrictions, Limitations and Clawback. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (a) termination of employment for cause, (b) fraudulent, illegal or misconduct, (c) violation of any Company and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy or code of conduct applicable to Participant, (d) breach of any noncompetition, nonsolicitation, confidentiality, or other restrictive covenant that may apply to the Participant, or (e) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

Article 9.

Change in Control and Other Corporate Events

9.1          Change in Control. Unless otherwise provided in a Award Agreement, upon the occurrence of a Change in Control, the Committee may in its sole and absolute discretion, provide on a case by case basis that some or all outstanding Awards may automatically vest without regard to any limitation imposed pursuant to this Plan.

9.2          Change in Status of Subsidiary. Unless otherwise provided in a Award Agreement or otherwise determined by the Committee, in the event that an entity which was previously a Subsidiary is no longer a Subsidiary, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity may become immediately vested, without regard to any limitation imposed pursuant to this Plan and/or (ii) treat the employment or other services of a Participant employed by such entity as terminated if such Participant is not employed by the Company or any Subsidiary immediately after such event.

Article 10.

Amendment, Modification, and Termination

10.1       Amendment, Modification and Termination of Plan. The Board of Directors may at any time terminate or suspend, and may at any time and from time to time and in any respect amend or modify, this Plan or any portion thereof, and may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company.

10.2       Amendment or Modification of Awards. The Committee may amend or modify any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including without limitation, to change the date or dates as of which Awards vest to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

10.3       Effect on Outstanding Awards. No such amendment, modification or termination of the Plan, or amendment or modification of an Award, shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.

Article 11.

Miscellaneous Provisions

11.1       Applicable Law. To the extent that state law shall not have been preempted by any laws of the United States, this Plan shall be construed, regulated, interpreted and administered according to the laws of the State of Texas, without regard to conflicts of law principles.

11.2       Expenses. The cost of benefit payments from this Plan and the expenses of administering this Plan shall be borne by the Company; provided, however, that except as otherwise specifically provided in this Plan or the applicable Award Agreement between the Company and a Participant, the Company shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with any Award Agreement or this Plan.

11.3       Gender and Number. Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, the singular shall include the plural, and vice versa.

11.4       Headings Not Part Of Plan. Headings of Articles and Sections are inserted for convenience and reference; they constitute no part of this Plan.

11.5       Indemnification. No member of the Board of Directors or the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan nor shall any member of the Board of Directors or the Committee be liable for any Award Agreement issued pursuant to this Plan or any grants under it. Without limiting any other rights to indemnification, each member of the Board of Directors and of the Committee shall be indemnified by the Company against any losses incurred in such administration of this Plan to the fullest extent permitted by the Texas Business Organizations Code, as amended.

11.6       Limitation of Rights.  Neither the adoption and maintenance of this Plan or Award Agreement nor anything contained herein, shall with respect to any Participant, be deemed to limit the right of the Company or any Subsidiary to discharge or discipline any such person, or otherwise terminate or modify the terms of his employment, or create any contract or other right or interest under this Plan other than as specifically provided in this Plan and a Award Agreement.

11.7       Arbitration.  The parties further agree that any and all controversies between the Participant and the Company shall be settled by arbitration in accordance with any agreement or policy providing for arbitration of disputes to which the Participant is subject and that is then in effect for or with the Company or any of its subsidiaries.

11.8       Non-Assignability. Except as otherwise set forth herein, a Participant’s interest under this Plan shall not be subject at any time or in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind and any attempt to deliver, sell, transfer, assign, pledge, attach, garnish or otherwise encumber such interest shall be null and void and any interest so encumbered will terminate.

11.9       Other Compensation Plans. The adoption of this Plan shall not affect any other existing or future incentive or compensation plans for directors, officers or employees of the Company or its Subsidiaries. Moreover, the adoption of this Plan shall not preclude the Company or its Subsidiaries from:

(a)           Establishing any other forms of incentive or other compensation for officers, employees, consultants or advisors or directors of the Company or its Subsidiaries; or

(b)           Assuming any forms of incentives or other compensation of any person or entity in connection with the acquisition or the business or assets, in whole or in part, of any person or entity.

11.10     Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.  This Plan, and all obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor and assigns of the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

11.11     Non-Contravention of Laws. Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or state laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

Article 12.

Effective Date

12.1       Effective Date. This Plan shall become effective upon its adoption by the Board of Directors of the Company (the “Effective Date”).